EXHIBIT 16 - LETTER RE: CHANGE IN CERTIFYING ACCOUNTANT


                      [Letterhead of Deloitte & Touche LLP]


May 5, 1997


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549


Dear Sirs/Madams:


We have read and agree with the comments in Item 4 of Form 8-K/A of The Village Green Bookstore, Inc. dated May 5, 1997.


Yours truly,


/s/ Deloitte & Touche LLP